EXHIBIT 10.22

                      NON-RECOURSE SECURED PROMISSORY NOTE


          FOR VALUE RECEIVED, _______________ (the "Maker") hereby promises to pay to the order of Barringer Technologies Inc. (the "Company"), at its offices at 30 Technology Drive, Warren, New Jersey, or at such other location as the Company may designate from time to time, the sum of $______________, in lawful money of the United States of America on _______________ (the "Maturity Date"), together with interest thereon, compounded annually, at a rate of ___% per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

          If the date any amount is due hereunder is not a Business Day, then such amount shall be due and payable on the Business Day next succeeding the original payment date, together with interest thereon to the date of payment. As used herein, "Business Day" means any day, other than a Saturday or Sunday or other day on which commercial banks in New Jersey are open for the general transaction of business.

          If the Maker fails to pay any amount hereunder when due, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for a period of five (5) days or more, interest shall thereafter accrue on any overdue amounts at a rate of ___% per annum until paid in full. In such event, the Maker also shall pay to the Company the reasonable attorneys' fees and disbursements and all other out-of-pocket costs incurred by the Company in order to collect amounts due and owing under this Note or otherwise to enforce the Company's rights and remedies hereunder.

          The Maker may prepay this Note at any time, in whole or in part, without premium or penalty. Any partial prepayments shall be applied first to accrued interest and second to the payment of principal. In the event that the Maker sells, transfers or otherwise disposes of some or all of the Shares (as defined in the Pledge Agreement referred to below), whether on or prior to the Maturity Date, the Maker shall promptly apply all or a portion of the net proceeds, if any, received by the Maker from such disposition to repay this Note in an amount equal to the lesser of (i) the net proceeds received from such disposition, or (ii) the product obtained by multiplying the aggregate principal and interest outstanding hereunder on the date of such disposition by a fraction, the numerator of which is the number of Shares disposed of in such disposition and the denominator of which is the total number of Shares purchased by the Maker in the transaction giving rise to this Note appropriately adjusted for any subsequent stock splits, stock dividends, reclassifications or other similar changes in the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock").

          This Note shall mature and all amounts due hereunder shall become immediately due and payable, without demand and without notice to the Maker, in the event that (a) the Maker sells, transfers or otherwise disposes of all Shares then owned by him, (b) the Maker's employment is terminated by the Company pursuant to a Termination for Cause (as defined below), (c) the Maker
(i) becomes insolvent, (ii) makes an assignment for the benefit of his creditors generally, or (iii) files a petition seeking protection under the United States Bankruptcy Code or seeking the

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appointment  of a receiver,  trustee or custodian for the Maker or a substantial portion of his assets, or (d) any other person or entity (i) files an involuntary petition under the United States Bankruptcy Code with respect to the Maker, or (ii) commences an action seeking the appointment of a receiver, trustee or custodian for the Maker or a substantial portion of his assets, and such petition or action remains undismissed and unstayed for more than sixty
(60) consecutive days.

          As used herein, "Termination for Cause" shall have the same meaning ascribed to such term (or any analogous term) in any employment agreement in effect between the Maker and the Company as of the date of this Note; provided, however, that if the Maker is not a party to any employment agreement with the Company as of the date hereof, "Termination for Cause" shall mean, to the maximum extent permitted by applicable law, a termination of the Maker's employment by the Company because the Maker has (a) materially breached or materially failed to perform his duties under applicable law and such breach or failure to perform causes material damage to the Company or constitutes self-dealing or willful misconduct, (b) intentionally committed an act of dishonesty in the performance of his duties that either constitutes self-dealing, willful misconduct, a breach of duty to the Company or a violation of applicable law, (c) engaged in conduct detrimental to the business of the Company which causes material damage to the Company, (d) been convicted of a felony, (e) been convicted of a misdemeanor involving moral turpitude, (f) materially breached or materially failed to perform his obligations and duties to the Company, which breach or failure the Maker shall fail to remedy within 30 days after written demand from the Company, (g) repeatedly refused to follow lawful and reasonable directions from the Board of Directors of the Company or the Chief Maker Officer of the Company commensurate with the Maker's office and responsibilities, which refusal is material to the performance of the Maker's duties or (h) violated in any material respect any confidentiality, non-competition or other agreement with the Company.

          In the event that the Maker's employment is terminated for any reason other than by the Company as a result of a Termination for Cause, this Note shall mature and become due and payable on the earlier of (i) the Maturity Date and (ii) the second anniversary of the effective date of such termination.

          The Maker shall have the right to repay the amounts due hereunder, in whole but not in part, by surrendering the Shares to the Company. The Maker shall effect such surrender by notifying the Company in writing that the Maker irrevocably elects to surrender the Shares to the Company as provided herein, which election shall be accompanied by stock powers endorsed in blank or other transfer documents in proper form to effect the transfer of the Shares to the Company or its nominee with all signatures guaranteed and a certification by the Maker that the Shares are owned by the Maker free and clear of any lien, claim, encumbrance or adverse claim whatsoever, other than as created pursuant to the Pledge Agreement referred to below. Upon receipt of such election and the other documentation described above, the Company shall have the right to transfer the Shares to itself or its nominee, free and clear of any claim or interest of the Maker. In the event that the Maker surrenders Shares to the Company having an aggregate Fair Market Value (as defined below) in excess of the amounts due and

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owing hereunder, the Company shall pay to the Maker the amount of such excess in cash, without interest, on or prior to the close of business on the third Business Day after such surrender.

          For purposes hereof, each Share shall have a "Fair Market Value" equal to the last reported sale price for the Common Stock as reported on the Nasdaq National Market or any national securities exchange on which the Common Stock is then traded on the trading day immediately preceding the date on which the Shares are surrendered to the Company. In the event that the Common Stock is not then included on the Nasdaq National Market or traded on a national securities exchange, the "Fair Market Value" of a share of Common Stock shall mutually agreed to in good faith by the Board of Directors of the Company (or its designee) and the Maker.

          This Note is the Note referred to in the Pledge Agreement, dated the date hereof, between the Maker and the Company and is secured by the Shares and the other Collateral described therein. The Pledge Agreement grants the Company certain rights with respect to the Collateral upon certain defaults specified therein.

          The Company's sole recourse for the payment of amounts due under this Note shall be limited to the Collateral securing this Note. . THE COMPANY SHALL NOT HAVE THE RIGHT TO ENFORCE THIS NOTE AGAINST THE MAKER, HIS HEIRS, ASSIGNS AND LEGAL REPRESENTATIVES OR ANY OF THE OTHER ASSETS OR PROPERTY OF ANY OF THE FOREGOING.

          No delay on the part of the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any such power or right; nor shall any single or partial exercise of any power or right preclude any other or further exercise of such power or right, or the exercise of any other power or right, and no waiver whatsoever shall be valid unless in writing, signed by the holder of this Note, and then only to the extent expressly set forth therein. The Maker waives presentment, demand for payment, diligence, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or indorsement of this Note.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without reference to the choice of law provisions thereof. The Maker hereby consents and submits to the exclusive jurisdiction of the federal and state courts located in the State of New Jersey having subject matter jurisdiction in connection with any and all disputes arising out of or in connection with this Note. The Maker hereby consents and agrees that service of process by the Company shall be deemed validly and properly effected against the Maker upon the mailing of a copy of such process by certified mail, postage prepaid, to the Maker at his address as it appears in the personnel records of the Company.

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Witness:



______________________                                    _____________________
Name:                                                     Name:


Dated: